EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


We are aware that our report dated April 27, 1999, on our review of interim financial information of UNUM Corporation for the three month period ended March 31, 1999, and 1998, and included in the Company's quarterly report on Form 10-Q for the quarters then ended is incorporated by reference in the following Registration Statements:

  o Form S-8 No. 33-31270 pertaining to the UNUM Employees 401(k) Plan (formerly the UNUM Employees Retirement Savings Plan and Trust)

  o  Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock Option Plan

  o  Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock Incentive Plan

  o Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock Incentive Plan (additional shares)

  o  Form S-3 No. 33-36873 pertaining to the 1990 Debt Securities

  o Form S-3 No. 33-69132 pertaining to the 1993 Debt Securities, Preferred Stock, Common Stock and Warrants

  o Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 33-55870 pertaining to the issuance of UNUM Corporation shares upon the exercise of stock options granted under the Colonial plans as defined therein

  o Form S-3 No. 333-08187 pertaining to the 1996 Debt Securities, Preferred Stock, Common Stock and Warrants

  o  Form S-8 No. 333-41917 pertaining to the 1998 Goals Stock Option Plan

  o  Form S-8 No. 333-41897 pertaining to the 1996 Long-Term Stock Incentive
     Plan


Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by accountants within the meaning of Sections 7 and 11 of that Act.


/s/ PRICEWATERHOUSECOOPERS  LLP